Exhibit 4.2

Execution Version

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of November 21, 2013, among TRW AUTOMOTIVE HOLDINGS CORP., a Delaware corporation (the “New Guarantor”), TRW AUTOMOTIVE INC., a Delaware corporation (the “Company”), the existing guarantors named in the signature pages hereto (the “Existing Guarantors”) and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (the “Indenture”) dated as of November 21, 2013, providing for the issuance of the Company’s 4.450% Senior Notes due 2023 (the “Securities”), initially in the aggregate principal amount of $400,000,000;

WHEREAS Section 4.06 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company’s obligations under the Securities and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1.  Agreement to Guarantee.  The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Company’s obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.

2.  Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

3.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.  Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

5.  Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.  Successors. All agreements of the Company, the New Guarantor and the Existing Guarantors in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

7.  Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

NEW GUARANTOR:

TRW AUTOMOTIVE HOLDINGS CORP.

By:		/s/ Joseph S. Cantie
	Name:	Joseph S. Cantie
	Title:	Executive Vice President and Chief Financial Officer

COMPANY:

TRW AUTOMOTIVE INC.,

By:		/s/ Joseph S. Cantie
	Name:	Joseph S. Cantie
	Title:	Executive Vice President and Chief Financial Officer

EXISTING GUARANTORS:

AUSTRIAN HOLDCO L.L.C.,

By:		/s/ Joseph S. Cantie
TRW Automotive Inc., Managing Member
	Name:	Joseph S. Cantie
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to the Supplemental Indenture]

ENTIRE SOLUTIONS, LLC

By:		/s/ Joseph S. Cantie
	Name:	Joseph S. Cantie
	Title:	Vice President and Chief Financial Officer

KELSEY-HAYES COMPANY,

By:		/s/ Joseph S. Cantie
	Name:	Joseph S. Cantie
	Title:	Vice President and Chief Financial Officer

KELSEY-HAYES HOLDINGS INC.,

By:		/s/ Joseph S. Cantie
	Name:	Joseph S. Cantie
	Title:	Vice President and Chief Financial Officer

KH HOLDINGS, INC.,

By:		/s/ Joseph S. Cantie
	Name:	Joseph S. Cantie
	Title:	Vice President and Chief Financial Officer

LAKE CENTER INDUSTRIES TRANSPORTATION, INC.,

By:		/s/ Joseph S. Cantie
	Name:	Joseph S. Cantie
	Title:	Vice President and Chief Financial Officer

LUCAS AUTOMOTIVE INC.,

By:		/s/ Joseph S. Cantie
	Name:	Joseph S. Cantie
	Title:	Vice President and Chief Financial Officer

[Signature Page to the Supplemental Indenture]

LUCASVARITY AUTOMOTIVE HOLDING COMPANY,

By:		/s/ Joseph S. Cantie
	Name:	Joseph S. Cantie
	Title:	Vice President and Chief Financial Officer

REMSA OF AMERICA, INC.,

By:		/s/ Peter R. Rapin
	Name:	Peter R. Rapin
	Title:	Treasurer

TRW AUTO HOLDINGS INC.,

By:		/s/ Joseph S. Cantie
	Name:	Joseph S. Cantie
	Title:	Vice President and Chief Financial Officer

TRW AUTOMOTIVE HOLDING COMPANY,

By:		/s/ Joseph S. Cantie
	Name:	Joseph S. Cantie
	Title:	Vice President and Chief Financial Officer

TRW AUTOMOTIVE J.V. LLC,

By:		/s/ Joseph S. Cantie
	Name:	Joseph S. Cantie
	Title:	Vice President and Chief Financial Officer

TRW AUTOMOTIVE (LV) CORP.,

By:		/s/ Joseph S. Cantie
	Name:	Joseph S. Cantie
	Title:	Vice President and Chief Financial Officer

[Signature Page to the Supplemental Indenture]

TRW AUTOMOTIVE SAFETY SYSTEMS ARKANSAS INC.,

By:		/s/ Joseph S. Cantie
	Name:	Joseph S. Cantie
	Title:	Vice President and Chief Financial Officer

TRW AUTOMOTIVE U.S. LLC,

By:		/s/ Joseph S. Cantie
	Name:	Joseph S. Cantie
	Title:	Vice President and Chief Financial Officer

TRW EAST INC.,

By:		/s/ Joseph S. Cantie
	Name:	Joseph S. Cantie
	Title:	Vice President and Treasurer

TRW INTEGRATED CHASSIS SYSTEMS LLC,

By:		/s/ Joseph S. Cantie
	Name:	Joseph S. Cantie
	Title:	Vice President and Chief Financial Officer

TRW INTELLECTUAL PROPERTY CORP.,

By:		/s/ Joseph S. Cantie
	Name:	Joseph S. Cantie
	Title:	Vice President and Chief Financial Officer

[Signature Page to the Supplemental Indenture]

TRW OCCUPANT RESTRAINTS SOUTH AFRICA INC.,

By:		/s/ Joseph S. Cantie
	Name:	Joseph S. Cantie
	Title:	Vice President and Chief Financial Officer

TRW ODYSSEY INC.,

By:		/s/ Joseph S. Cantie
	Name:	Joseph S. Cantie
	Title:	Vice President and Chief Financial Officer

TRW OVERSEAS INC.,

By:		/s/ Joseph S. Cantie
	Name:	Joseph S. Cantie
	Title:	Vice President and Chief Financial Officer

TRW POWDER METAL INC.,

By:		/s/ Joseph S. Cantie
	Name:	Joseph S. Cantie
	Title:	Vice President and Chief Financial Officer

TRW SAFETY SYSTEMS INC.,

By:		/s/ Joseph S. Cantie
	Name:	Joseph S. Cantie
	Title:	Vice President and Chief Financial Officer

TRW TECHNAR INC.,

By:		/s/ Joseph S. Cantie
	Name:	Joseph S. Cantie
	Title:	Vice President and Chief Financial Officer

[Signature Page to the Supplemental Indenture]

TRW VEHICLE SAFETY SYSTEMS INC.,

By:		/s/ Joseph S. Cantie
	Name:	Joseph S. Cantie
	Title:	Vice President and Chief Financial Officer

WORLDWIDE DISTRIBUTION CENTERS, INC.,

By:		/s/ Joseph S. Cantie
	Name:	Joseph S. Cantie
	Title:	Vice President and Chief Financial Officer

[Signature Page to the Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By:		/s/ Thomas Hacker
	Name:	Thomas Hacker
	Title:	Vice President

[Signature Page to the Supplemental Indenture]